UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2014, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Triumph Aerostructures – Tulsa, LLC (“Buyer”), a wholly-owned subsidiary of Triumph Group Inc., to sell Spirit’s G280 and G650 programs, consisting of the design, manufacture and support of structural components for the Gulfstream G280 and G650 aircraft in Spirit’s facilities in Tulsa, Oklahoma (the “Business”), to Triumph (the “Transaction”).  Pursuant to the Agreement, Spirit will pay Buyer $160 million in cash at closing.  In addition, in the event more than 250 wing shipsets for the G280 program are delivered to Israel Aerospace Industries, Ltd. (“IAI”), a customer of the Business, Spirit will pay to Buyer $275,000 for each subsequent wing shipset delivered to IAI, up to a total of $23.5 million.

Pursuant to the Agreement, Buyer will acquire substantially all of the assets associated with the Business, including, without limitation, customer and vendor contracts, inventory, property, plant and equipment, and specified intellectual property, and Buyer will assume certain specified liabilities associated with the Business, including, without limitation, liabilities under customer and vendor contracts arising after the closing and liabilities for defective design or manufacture, in each case subject to certain exceptions.  Buyer is also obligated under the Agreement to make offers to hire substantially all of the employees of Spirit who are currently employed in the Business.

In connection with the Agreement, Spirit will sublease a portion of its facilities in Tulsa, Oklahoma to Buyer for an initial term through June 30, 2019, subject to Buyer’s right to terminate the sublease arrangements earlier on 90 days’ notice.  In addition, the parties have also entered into a Transition Services Agreement whereby Spirit will provide certain services to Buyer for periods ranging up to 24 months following the closing and will enter into a Supply Agreement whereby Spirit will provide certain products and services to Buyer for periods ranging up to 36 months following the closing, in each case, on agreed upon prices and subject to further extension at the request of Buyer.

The Agreement contains customary representations and warranties for transactions of this type.  The Company has agreed to various customary covenants and agreements, including agreements (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Agreement and the closing thereunder and (ii) not to engage in certain kinds of transactions during this period.  Following the closing of the Transaction, Spirit has agreed to indemnify Buyer for breaches by Spirit of its representations and warranties, the failure by Spirit to perform its covenants, and liabilities of Spirit not assumed by Buyer pursuant to the Agreement.  Spirit’s indemnification obligation with respect to breaches of representations and warranties are subject to a $2 million deductible and a $26 million aggregate limit, subject to certain customary exceptions.

The closing of the Transaction is subject to various conditions, including the absence of a material adverse effect on the Business, the accuracy of representations and warranties, compliance with covenants and obtaining certain third-party consents.

The Company expects the closing of the Transaction will occur in the fourth quarter of 2014. If the closing does not occur on or before December 31, 2014, subject to a one-month extension in certain circumstances, either party may elect to terminate the Agreement if any of the closing conditions are not satisfied and such satisfaction has not been frustrated or made impossible by the terminating party.

On December 9, 2014, the Company issued a press release announcing entry into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.05.                                        Costs Associated with Exit or Disposal Activities

See the disclosure under Item 1.01 Entry into Material Definitive Agreement, which disclosure is incorporated herein by reference.

The Company expects to reflect a pre-tax charge of $490 to $520 million ($205 to $235 million after-tax) in its financial results for the fourth quarter of 2014 as a result of the Transaction.  The pre-tax charge will consist of approximately $160 million attributable to the payment by Spirit to Buyer at closing, approximately $285 to $310  million attributable to the write-down of inventory, approximately $50 to $60 million attributable to fixed asset impairment, and approximately $3 to $5 million attributable to other Transaction charges, partially offset by approximately $8 to $15 million related to the release of advance repayment obligations.  The charge is expected to result in future cash expenditures of approximately $160 million attributable to the payment by Spirit to Buyer at closing and $3 to $5 million related to closing and other costs. In addition, in the event more than 250 wing shipsets for the G280 program are delivered to IAI, Spirit will pay to Buyer $275,000 for each subsequent wing shipset delivered to IAI, up to a total of $23.5 million.

Item 2.06.                                        Material Impairments

See the disclosure under Item 1.01 Entry into Material Definitive Agreement and Item 2.05 Costs Associated with Exit or Disposal Activities regarding the pre-tax fixed asset impairment charge of $50 to $60 million ($33 to $40 million after-tax) in connection with the Transaction, which disclosure is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Agreement and the Transaction and management estimates of certain costs or charges associated with the Agreement and the Transaction.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should,” “will,” and other similar words or phrases.  These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).  Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings.

Item 9.01                                           Financial Statements; Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: December 12, 2014	By:	/s/Sanjay Kapoor
Name: Sanjay Kapoor
Title: Senior Vice President and Chief Financial Officer